EXHIBIT 99.1

NEWS RELEASE
For additional information: Terence R. Rogers, VP Finance and Treasurer 773.788.3720

RYERSON DECLARES DIVIDENDS AND

SETS SECOND QUARTER EARNINGS CONFERENCE CALL FOR

AUGUST 4, 2006

Chicago, Illinois – June 28, 2006 – The Board of Directors of Ryerson Inc. (NYSE: RYI) declared cash dividends of 5 cents per share on the company’s common stock and 60 cents per share on its Series A $2.40 Cumulative Convertible Preferred Stock. The dividends will be payable August 1, 2006, to stockholders of record at the close of business on July 7, 2006.

In conjunction with its second quarter earnings release, Ryerson will be hosting a conference call that will be broadcast live over the Internet on Friday, August 4, 2006.

What:     Ryerson’s Second Quarter Earnings Conference Call

When:     Friday, August 4, at 9 a.m. Eastern time

Where:     www.ryerson.com; click on Investor info

Earnings will be released after the close of the market on Thursday, August 3. The conference call will be simulcast on the company’s website, and accessible for two weeks following the live event.

Minimum requirements to listen to the broadcast are: RealPlayer software (downloadable free from www.real.com); Microsoft Internet Explorer 4.0 or higher or Netscape 4.0 or higher; a computer with a sound card and speakers; and no firewall.

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Ryerson Inc. is North America’s leading distributor and processor of metals, with 2005 revenues of $5.8 billion. The company services customers through a network of service centers across the United States and in Canada, Mexico, and India. On January 1, 2006, the company changed its name from Ryerson Tull, Inc. to Ryerson Inc. and adopted the ticker symbol “RYI” for its common stock listed on the New York Stock Exchange.